Exhibit 99.1
INDEX TO SUPPLEMENTAL FINANCIAL INFORMATION
SUBURBAN ENERGY SERVICES GROUP LLC

Page
FINANCIAL STATEMENTS

Report of Independent Auditors	1

Balance Sheets as of December 26, 2009 (unaudited) and September 26, 2009 (audited)	2

Notes to Balance Sheets	3

Report of Independent Auditors
To the Sole Member of
Suburban Energy Services Group LLC
In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Suburban Energy Services Group LLC at September 26, 2009 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.
/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Florham Park, NJ
February 16, 2010

SUBURBAN ENERGY SERVICES GROUP LLC
BALANCE SHEETS

	(unaudited)
	December 26	September 26,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$100	$100

Total current assets	100	100

Investment in Suburban Propane Partners, L.P.	31,149	30,725

Total assets	$31,249	$30,825

LIABILITIES AND MEMBER’S EQUITY
Total liabilities	$—	$—

Member’s equity	31,249	30,825

Total liabilities and member’s equity	$31,249	$30,825

The accompanying notes are an integral part of these balance sheets.

SUBURBAN ENERGY SERVICES GROUP LLC
NOTES TO BALANCE SHEETS
(unaudited as of December 26, 2009 and audited as of September 26, 2009)
1. Organization and Formation
Suburban Energy Services Group LLC (the “Company”) was formed on October 26, 1998 as a limited liability company pursuant to the Delaware Limited Liability Company Act. The Company was formed to purchase the general partner interests in Suburban Propane Partners, L.P. (the “Partnership”) from Suburban Propane GP, Inc. (the “Former General Partner”), a wholly-owned indirect subsidiary of Millennium Chemicals Inc., and became the successor general partner. On May 26, 1999, the Company purchased a 1% general partner interest in the Partnership and a 1.0101% general partner interest in Suburban Propane, L.P. (the “Operating Partnership”). The Partnership is a publicly-traded master limited partnership whose common units are listed on the New York Stock Exchange and is engaged in the retail marketing and distribution of propane, fuel oil and refined fuels, as well as the marketing of natural gas and electricity in deregulated markets.
On October 19, 2006, the Partnership consummated an agreement with the Company to exchange 2,300,000 newly issued common units representing limited partnership interests in return for the Company’s incentive distribution rights (“IDRs”) and the economic interests in the Partnership and the Operating Partnership, all of which were included in the general partner interests therein (the “GP Exchange Transaction”). Prior to the GP Exchange Transaction, the Company was majority-owned by senior management of the Partnership and owned 224,625 general partner units (an approximate 0.74% ownership interest) in the Partnership and, as discussed above, a 1.0101% general partner economic interest in the Operating Partnership. The Company also held all outstanding IDRs and had the right to appoint two of the five members of the Board of Supervisors. As a result of the GP Exchange Transaction, the Company has a 0% general partner economic interest in both the Partnership and the Operating Partnership and a limited partner interest in the Partnership as a holder of 784 Common Units, which were contributed to the Company at the time of the GP Exchange Transaction by its sole remaining member. Also as a result of the GP Exchange Transaction, the Company no longer holds any IDRs and the sole member of the Company is the Partnership’s Chief Executive Officer.
2. Summary of Significant Accounting Policies
Accounting Period. The Company’s fiscal periods typically end on the last Saturday of the quarter.
Basis of Presentation. The accompanying balance sheets have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited balance sheet as of December 26, 2009 includes all adjustments that the Company considers necessary for a fair presentation of the Company’s financial position. Such adjustments consist of only normal recurring items, unless otherwise disclosed.
Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, making it reasonably possible that a change in these estimates could occur in the near term.

Cash and Cash Equivalents. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying amount approximates fair value because of the short maturity of these instruments.
Investment in Suburban Propane Partners, L.P. The Company accounts for its investment in the Partnership under the equity method of accounting whereby the Company recognizes its share of the Partnership’s consolidated net income (loss) with a corresponding increase (decrease) in its investment.
Income Taxes. For federal and state income tax purposes, the earnings and losses attributable to the Company are included in the tax return of its sole member. As a result, no recognition of income taxes has been reflected in the accompanying balance sheets. The Company’s only source of taxable income or loss is its allocable share of the Partnership’s taxable income or loss reported to it on a Schedule K-1 provided to it by the Partnership.
Fair Value Measurements. The Company measures certain of its assets and liabilities at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants — in either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Adoption of this new accounting guidance did not impact the Company’s financial position, results of operations or cash flows.
The common framework for measuring fair value utilizes a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.
•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•	Level 2: Quoted prices in active markets for similar assets or liabilities; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

•	Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable.
The Company measures the fair value of its investment in the Partnership using Level 1 inputs.
3.	Investment in Suburban Propane Partners, L.P.
Based upon quoted market prices, the fair value of the Company’s investment in the Partnership was $36,824 and $32,277 as of December 26, 2009 and September 26, 2009, respectively.
The following table provides summarized financial information of the Partnership as of:

	December 26,	September 26,
	2009	2009
	(unaudited)
Current assets	$328,624,000	$307,556,000

Noncurrent assets	666,021,000	669,958,000

Current liabilities	173,233,000	180,059,000

Noncurrent liabilities	439,788,000	437,738,000
4. Recently Issued Accounting Pronouncements
In June 2009, the Financial Accounting Standards Board issued authoritative guidance which requires an enterprise to qualitatively assess the determination of the primary beneficiary (or “consolidator”) of a variable interest entity (“VIE”) based on whether the entity (1) has the power to direct matters that most significantly impact the activities of the VIE, and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The guidance changes the consideration of kick-out rights, which are the ability to remove the enterprise with the power to direct the activities of a VIE, in determining if an entity is a VIE, which may cause certain additional entities to now be considered VIEs. In contrast to prior authoritative guidance, the new guidance requires an ongoing reconsideration of the primary beneficiary and also amends the events that trigger a reassessment of whether an entity is a VIE. The guidance is effective for financial statements issued for fiscal years beginning after November 15, 2009, which will be the Company’s 2011 fiscal year. Upon adoption of the new guidance, the Company will consolidate the balance sheet of the Partnership. The consolidation of the balance sheet of the Partnership will result in a significant increase in total assets and total liabilities. However, the balance sheet will also include an adjustment to reflect the net equity of the Partnership attributable to non-controlling interest. As a result, the adoption of this new guidance will have no impact on the Company’s member’s equity.